BUSINESS INTEGRITY AND ETHICS POLICY

I.	PURPOSE

The purpose of this Business Integrity and Ethics Policy (“Policy”) of Viskase Companies, Inc., and its subsidiaries (“Viskase” or the "Corporation") is to:

•	ensure all employees, officers and directors adhere to the highest standards of business integrity and ethics;

•	promote full, fair, accurate, timely and understandable disclosure in the periodic reports filed by Viskase and Viskase's other public communications; and

•	promote compliance with the letter and spirit of all applicable federal, state and local laws, rules and regulations.

II.	POLICY

A.	BUSINESS INTEGRITY AND ETHICS. Viskase is committed to the highest standards of business integrity, ethics and honesty. This commitment is affirmed in the following:

1.
Fair Dealing. Every employee, officer and director of Viskase shall deal fairly with Viskase’s customers, suppliers, competitors and employees. No employee, officer or director shall take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair-dealing practice.

2.
Protection and Proper Use of Assets. Each employee, officer and director of Viskase shall protect Viskase’s assets and ensure their efficient use. All Viskase assets shall only be used for a legitimate business purpose.

B.
CONFLICTS OF INTEREST. No officer, director or employee of Viskase, or members of their immediate families, shall be permitted to have the following conflicts of interest, unless such conflict of interest has been waived in accordance herewith following full disclosure of relevant facts:

1.
Direct or indirect ownership interest in a company or enterprise which has a vendor, customer or competitor relationship with Viskase or its subsidiaries, other than an ownership interest of up to one percent (1%) of a publicly traded issue of shares or securities of a company or enterprise;

2.
Direct or indirect solicitation or receipt of any payment, gift or other item of value from a company or enterprise having a vendor, customer or competitor relationship with Viskase or its subsidiaries;

3.	Acquisition of property with the knowledge that its value is likely to be benefited by action that the individual is aware is being considered by Viskase or its subsidiaries;

4.
Acquisition of any property where confidential or unpublished information, obtained through Viskase or its subsidiaries or in the course of performing duties for Viskase or its subsidiaries, has in any way been utilized in such acquisition;

5.	Appropriation or diversion to others of any business opportunity in which it is known or could reasonably be anticipated that Viskase or its subsidiaries would be interested; or

6.	Serve in an advisory capacity or as a director for a company or enterprise having a vendor, customer or competitor relationship with Viskase or its subsidiaries.

In many cases, a potential conflict of interest or violation of trust may be avoided by making a full disclosure of the relevant facts prior to any transaction via use of the Questionnaire and Certification attached to this policy, thereby permitting the Corporation to make an informed, independent decision regarding the transaction. In the event that an employee other than an officer has a potential conflict of interest, the potential conflict of interest is to be reviewed by the General Counsel, if any, or the Vice President of Human Resources in order to determine whether an actual conflict of interest exists and the appropriate resolution thereof. In the event that a director or officer has a potential conflict of interest, the potential conflict of interest is to be reviewed by the Board of Directors, which will determine whether an actual conflict of interest exists and the appropriate resolution thereof.

C.
FULL, FAIR AND ACCURATE DISCLOSURE. Viskase is committed to providing its stockholders and other constituents full, fair, accurate, timely and understandable disclosure in its periodic reports filed with the Securities and Exchange Commission and its other public communications.

1.
All periodic reports containing financial statements filed with the Securities and Exchange Commission by Viskase shall be accompanied by a written statement of the Chief Financial Officer and the Chief Executive Officer as required from time to time by regulations established by the Securities and Exchange Commission or as otherwise required by law.

2.
No unrecorded fund shall be established for any purpose. All assets of Viskase shall be recorded on the books of Viskase at all times unless specifically exempted by corporate accounting policy which is consistent with generally accepted accounting principles.

3.	No false entry or entry that obscures the purposes of the underlying transaction shall be made in the books and records of Viskase or its subsidiaries for any reason.

4.
No payment on behalf of the Corporation or any of its subsidiaries shall be approved or made with the intention of understanding that any part of such payment is to be used for a purpose other than that described by the documents supporting the payments.

D.
COMPLIANCE WITH LAWS. It is Viskase’s policy to fully comply with the letter and the spirit of all laws and governmental rules and regulations applicable to its business, in every country in which Viskase conducts business. In addition, it is Viskase’s policy to cooperate fully with any governmental investigation or other inquiry. In particular, employees, officers and directors shall comply with the following policies:

1.
Use of Funds. The use of the funds or assets of Viskase for any unlawful purpose or to influence the officials of any government, political candidates or political party officials through bribes is strictly prohibited, i.e., there shall be no reward, gift, or favor bestowed or promised with a view to affecting the judgment or corrupting the conduct of a person in a position of trust.

2.	Antitrust Policies. It is against Viskase’s policy for any employee, officer or director:

(a)
To have or authorize any discussion or other communication with a competitor or its agent or representative about general or specific past, current or future prices, discounts, bids, production costs, promotions or terms of sale of our products;

(b)	To have or authorize any discussion or other communication with a competitor or its agent or representative regarding allocation of customers or territories or limitations on production; or

(c)	To deliver or authorize the delivery of any of Viskase’s price lists to a competitor or its agent or representative or to accept a price list from any competitor or its agent or representative.

3.
Improper Gifts. Viskase does not permit or condone bribes, kickbacks or any other illegal or improper payments, transfers or receipts. This prohibition applies to both giving and receiving. No employee shall offer, give, solicit or receive any money or anything else of value for the purpose of (1) obtaining, retaining or directing business, or (2) bestowing or receiving any kind of favored treatment. This policy should not be construed to preclude normal and proper government and business relations. These include:

The offering or acceptance of properly recorded business meals and entertainment which are reasonable in nature, frequency, and cost and which are intended and commonly used as a legal, ethical means to develop a better understanding between customers, suppliers or users of the goods and services offered or, in the case of public officials or institutional representatives, to develop better understanding and communications relating to the needs, problems, and operations of the enterprise.

4.
Insider Trading. Employees, officers and directors may from time to time be in possession of material non-public information regarding Viskase. No employee, officer or director shall buy or sell Viskase stock while in possession of such information or disclose such information to any person.

III.	COMPLIANCE AND WAIVER

A.
Reporting Violations. Employees, officers and directors shall immediately report any violation of this Policy to the Corporation's General Counsel, if any, or its Vice President of Human Resources. Every effort will be made by Viskase to keep confidential the identity of any person reporting a violation of this Policy. However, in some instances such disclosure may be necessary or appropriate. No employee, officer or director shall retaliate or otherwise discriminate against any person who reports a violation of this Policy. Employees are encouraged to speak with their supervisors if they have any questions regarding this Policy or whether a violation of this Policy has occurred.

B.
Waiver. Any waiver of this Policy for any person other than a director or officer of Viskase must be approved by the President and Chief Executive Officer of Viskase. Any waiver of this Policy for any director or officer of Viskase must be approved by the Board of Directors of Viskase.

C.
Failure to Comply. Failure of an employee to comply with, or to report any violation of, the Policy may result in the termination of his/her employment and/or pursuit of any legal remedy available to Viskase.

Last revised: 9/19/05

VISKASE COMPANIES, INC.
QUESTIONNAIRE AND CERTIFICATION UNDER
BUSINESS INTEGRITY AND ETHICS POLICY

CONFLICT OF INTEREST QUESTIONNAIRE
	Yes	No
1.    Do you or any member of your family living in the same household, have a direct or indirect interest, either alone or together, in a company or enterprise that has a vendor, customer, or competitor relationship with Viskase Companies, Inc. or its subsidiaries, which:

(A) Equals at least one percent (1%) of the publicly traded issue of shares or securities of a company?	☐	☐

(B) Is an investment or ownership of any amount in a company or enterprise whose shares or securities are not publicly traded?	☐	☐

(C) Involves serving in an advisory position or as a director for such company?	☐	☐

2.     Have you or any member of your family living in the same household solicited or received, either alone or together, any payment, other than a dividend or interest on securities, from a company or enterprise having a vendor, customer or competitor relationship with Viskase Companies, Inc. or its subsidiaries?
	☐	☐

3. Have you or any member of your family living in the same household solicited or received any improper gift, as defined in Section I, Item D.4. of Viskase's Business Integrity and Ethics Policy?	☐	☐

If your answer to any of the preceding questions is yes, please explain the nature and extent of the interest(s) or payment(s) on a separate sheet of paper.

ACKNOWLEDGEMENT AND CERTIFICATION

I have received, read and understand the Viskase Companies, Inc. Business Integrity and Ethics Policy. I certify that I will comply with the Business Integrity and Ethics Policy and will report any violation of it by any employee that comes to my attention. I further certify that the information contained herein relating to conflicts of interest is true and correct. If a change in circumstances occurs which should be reported in accordance with the Business Integrity and Ethics Policy, I shall promptly advise Viskase Companies, Inc. of such change.

DATE	SIGNATURE OF EMPLOYEE

FULL NAME OF EMPLOYEE

Please return signed copy to:

General Counsel (if any) or
Vice President, Human Resources
Viskase Companies, Inc.